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Exhibit 10.34

ADDENDUM TO EXECUTIVE TERMINATION BENEFITS AGREEMENTS

1.
Continuation Period pursuant to Subparagraph 1(d) of the Executive Termination Benefits Agreement shall mean "the period of time beginning on the Termination Date and ending thirty-six (36) months thereafter."

2.
The following language shall be added as Subparagraph 2(a)(iv) of the Executive Termination Benefits Agreement:

  by the Executive within the thirty (30) day period immediately following the first anniversary of a Change in Control.

3.
The following language shall be added as Subparagraph 4(a) of the Executive Termination Benefits Agreement:

  The Company will pay to the Executive the sum of (i) three (3) times the greater of (A) the Executive's effective annual base salary at the Termination Date or (B) the Executive's effective annual base salary immediately prior to the Change in Control, plus (ii) three (3) times the greater of (X) the highest annual bonus awarded to the Executive under the Company's Variable Compensation Plan or any other bonus plan (whether paid currently or on a deferred basis) with respect to any twelve (12) consecutive month period during the last three (3) fiscal years ending prior to the Termination Date or (Y) the highest target bonus rate applicable to the Executive for any period during such prior three (3) year period, multiplied by the applicable annual base salary determined under clause (i) of this Section 4(a); the resulting amount to be paid in a lump sum on the first day of the month following the Termination Date.

4.
The following language shall be added following the last sentence of Subparagraph 4(f)(iii) of the Executive Termination Benefits Agreement:

  Notwithstanding anything in Section 4(f)(ii) or (iii) (or elsewhere) to the contrary, all equity awards shall vest upon voluntary termination of the Executive during the thirty (30) day period immediately following the first anniversary of the Change in Control.

Dated: August 8, 2001
SABRE HOLDINGS CORPORATION
By:	/s/ JAMES F. BRASHEAR James F. Brashear Corporate Secretary
SABRE INC.
By:	/s/ JAMES F. BRASHEAR James F. Brashear Senior Vice President, Deputy General Counsel and Corporate Secretary
David A. Schwarte
Signed: /s/ DAVID A. SCHWARTE

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  Exhibit 10.34
ADDENDUM TO EXECUTIVE TERMINATION BENEFITS AGREEMENTS